Exhibit 99.1

TIPTREE REPORTS 2016 RESULTS

•	Revenues of $567.2 million for 2016, up 29.4% from $438.5 million for 2015.

•	Income from continuing operations of $32.3 million for 2016, an increase of $46.1 million from 2015.

•	Net income attributable to Class A stockholders of $25.3 million for 2016, an increase of $19.5 million from 2015.

•	Adjusted EBITDA[1] of $78.9 million for 2016, up 35.1% from $58.4 million for 2015.

•	Book value per share, as exchanged[1] of $10.14, up 13.9% compared to $8.90 as of December 31, 2015.

•	Declared dividend of $0.03 per share to Class A stockholders of record on March 27, 2017 with a payment date of April 3, 2017.

New York, New York - March 13, 2017 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), which operates in the specialty insurance, asset management, senior living and specialty finance industries, today announced its financial results for the year ended December 31, 2016.

Summary Consolidated Statements of Operations (2)

($ in millions, except for per share information)	Year Ended December 31,
GAAP:	2016	2015
Total revenues	$567.2	$438.5
Income (loss) from continuing operations	$32.3	$(13.8)
Net income attributable to Class A common stockholders	$25.3	$5.8
Diluted earnings per share	$0.78	$0.17
Cash dividends paid per common share	$0.10	$0.10
Non-GAAP: (1)
Adjusted EBITDA	$78.9	$58.4
Book Value per share, as exchanged	$10.14	$8.90

(1)	For a reconciliation to U.S. GAAP, see “Non-GAAP Financial Measures” below.

(2)	Revenues of $40.5 million, net income of $7.0 million and and gain on sale of $15.6 million attributable to PFG for the year ended December 31, 2015 are included in Discontinued operations, net.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, March 14, 2017 at 10:00 a.m. Eastern Time to discuss its full year 2016 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, March 14, 2017 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, March 21, 2017. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13656479.

2016 Financial Overview
Consolidated Highlights

•
Specialty insurance operations produced gross written premiums of $708 million, up 3.3%, while maintaining strong underwriting performance. The investment portfolio grew to $352.3 million of net investments(1) and yielded a 8.0% average annualized return(1).

•	Our asset management operations contributed $25.3 million of pre-tax profits, up from a loss of $6.8 million in 2015, with fee-earning AUM remaining steady at $1.9 billion.

•
Senior living operations completed five acquisitions for $106 million, bringing total aggregate purchase price of Care’s portfolio to $338.4 million. Revenues were $60.7 million in 2016, up 31.7% from prior year while expanding margins at existing properties.

•	Mortgage originations in the specialty finance sector were $1.9 billion, a 49.1% increase from 2015.

•	The Company returned $47.8 million to shareholders through $43.8 million of share buy-backs and $4.0 million of dividends.

(1)	For a reconciliation to U.S. GAAP, see “Non-GAAP Financial Measures” below.

Consolidated Results
For the year ended December 31, 2016, the Company reported revenues of $567.2 million, an increase of $128.7 million or 29.4% from the year ended December 31, 2015. The primary drivers of the increase in revenues were improvements in earned premiums, service and administrative fees and investment income in our specialty insurance segment, increases in management incentive fees and returns on associated investments in our asset management segment, improvement in rental income attributable to acquisitions of senior housing properties and increased mortgage volume.

For the year ended December 31, 2016, income from continuing operations was $32.3 million compared to a loss of $13.8 million in 2015. The key drivers of the $46.2 million increase were improved profitability in our specialty insurance segment driven by higher revenues and investment income, increased profits from our asset management segment as a result of incentive fees and CLO subordinated note returns, increased rental income in our senior living operations, and increases in mortgage volume and margins due to improving market conditions. This increased income was partially offset by higher corporate expenses from increased performance related incentive compensation and costs associated with our effort to improve our controls and financial reporting infrastructure. Additionally, a tax benefit of $4.0 million was recognized in the first quarter 2016, which was driven by the tax reorganization effective January 1, 2016. A discussion of the changes in revenues, expenses and net income is presented below and in more detail in our segment analysis.

For the year ended December 31, 2016 net income available to Class A common shareholders was $25.3 million, an increase of $19.5 million, or 338.1% from the prior year period. The key drivers of net income available to Class A common shareholders were the same factors which impacted the positive year-over-year change in income from continuing operations, and which were partially offset by the loss of the $22.6 million of earnings from discontinued operations recorded in the year ended December 31, 2015, which included the one-time net gain on the sale of PFG of $15.6 million.

Adjusted EBITDA - Non-GAAP

Management uses Adjusted EBITDA and book value per share, as exchanged as measurements of operating performance which are non-GAAP measures. Management believes that use of Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes that use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Total Adjusted EBITDA for the year ended December 31, 2016 was $78.9 million compared to $58.4 million for 2015, an increase of $20.5 million or 35.1%. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our income from continuing operations, and which were partially offset by the loss of $32.5 million of Adjusted EBITDA in the year ended December 31, 2015 related to discontinued operations. See “Non-GAAP Reconciliations” below for a reconciliation to GAAP net income.

Results by Segment

	Year Ended December 31,
($ in thousands, unaudited)	Revenues		Pre-tax income (loss)
	2016	2015	2016	2015
Specialty insurance	$394,170	$330,888	$46,804	$32,012
Asset management	13,114	6,770	25,264	(6,753)
Senior living	60,731	46,128	(5,824)	(9,535)
Specialty finance	95,431	54,999	8,170	6,265
Corporate and other	3,708	(326)	(31,098)	(34,428)
Total	$567,154	$438,459	$43,316	$(12,439)
Effective December 31, 2016, Tiptree realigned the principal investments formerly reported in the corporate and other segment into their new reportable segments to align with the Company’s operating strategy. The table above reflects the credit and equity investments contributed to our insurance subsidiary in the specialty insurance segment and the CLO subordinated notes and related warehouse income in the asset management segment for the years ended December 31, 2016 and 2015.

Adjusted EBITDA by Segment - Non-GAAP (1)

($ in thousands, unaudited)	Year Ended December 31,
	2016	2015
Specialty insurance	$60,526	$43,349
Asset management	25,264	(6,753)
Senior living	10,469	6,590
Specialty finance	10,513	5,895
Corporate and other	(27,856)	(23,164)
Adjusted EBITDA from Continuing Operations	$78,916	$25,917
Discontinued Operations	—	32,502
Total Adjusted EBITDA	$78,916	$58,419

(1)	For further information relating to the Company’s segment Adjusted EBITDA, including a reconciliation to GAAP pre-tax income, see“—Non-GAAP Reconciliations” below.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is focused on enhancing shareholder value by generating consistent growth and profitability at its operating companies. The Company’s consolidated subsidiaries currently operate in the following businesses - specialty insurance, asset management, senior living and specialty finance. For more information about Tiptree visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-

looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Consolidated Balance Sheet

	As of December 31,
	2016	2015
Assets
Investments:
Available for sale securities, at fair value	$146,171	$184,703
Loans, at fair value	373,089	394,395
Loans at amortized cost, net	113,838	52,531
Equity securities, trading, at fair value	48,612	12,727
Real estate, net	309,423	206,158
Other investments	25,467	31,524
Total investments	1,016,600	882,038
Cash and cash equivalents	63,010	69,400
Restricted cash	24,472	18,778
Notes and accounts receivable, net	157,500	136,808
Reinsurance receivables	296,234	352,926
Deferred acquisition costs	126,608	57,858
Goodwill and intangible assets, net	178,245	186,107
Other assets	37,886	62,243
Assets of consolidated CLOs	989,495	728,812
Total assets	$2,890,050	$2,494,970

Liabilities and Stockholders’ Equity
Liabilities
Debt, net	$793,009	$666,952
Unearned premiums	414,960	389,699
Policy liabilities and unpaid claims	103,391	80,663
Deferred revenue	52,254	63,081
Reinsurance payable	70,588	65,840
Other liabilities and accrued expenses	133,735	132,725
Liabilities of consolidated CLOs	931,969	698,316
Total liabilities	$2,499,906	$2,097,276
Commitments and contingencies (see Note 22)

Stockholders’ Equity
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 34,983,616 and 34,899,833 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	297,391	297,063
Accumulated other comprehensive income (loss), net of tax	555	(111)
Retained earnings	37,974	15,845
Class A common stock held by subsidiaries, 6,596,000 and 0 shares, respectively	(42,524)	—
Class B common stock held by subsidiaries, 8,049,029 and 0 shares, respectively	(8)	—
Total Tiptree Inc. stockholders’ equity	293,431	312,840
Non-controlling interests (including $76,077 and $69,278 attributable to Tiptree Financial Partners, L.P., respectively)	96,713	84,854
Total stockholders’ equity	390,144	397,694
Total liabilities and stockholders’ equity	$2,890,050	$2,494,970

Tiptree Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2016	2015	2014
Revenues:
Earned premiums, net	229,436	166,265	12,827
Service and administrative fees	109,348	106,525	8,657
Ceding commissions	24,784	43,217	3,737
Net investment income	12,981	5,455	279
Net realized and unrealized gains (losses)	87,300	31,275	14,509
Rental and related revenue	59,636	45,372	20,242
Other income	43,669	40,350	20,062
Total revenues	567,154	438,459	80,313

Expenses:
Policy and contract benefits	106,784	86,312	5,829
Commission expense	147,253	105,751	4,287
Employee compensation and benefits	139,612	107,810	32,540
Interest expense	29,701	23,491	12,541
Depreciation and amortization	28,468	45,124	11,945
Other expenses	92,274	75,521	31,908
Total expenses	544,092	444,009	99,050

Results of consolidated CLOs:
Income attributable to consolidated CLOs	53,577	23,613	64,681
Expenses attributable to consolidated CLOs	33,323	30,502	45,156
Net income (loss) attributable to consolidated CLOs	20,254	(6,889)	19,525
Income (loss) before taxes from continuing operations	43,316	(12,439)	788
Less: provision (benefit) for income taxes	10,978	1,377	4,141
Income (loss) from continuing operations	32,338	(13,816)	(3,353)

Discontinued operations:
Income from discontinued operations, net	—	6,999	7,937
Gain on sale of discontinued operations, net	—	15,619	—
Discontinued operations, net	—	22,618	7,937
Net income (loss) before non-controlling interests	32,338	8,802	4,584
Less: net income (loss) attributable to non-controlling interests - Tiptree Financial Partners, L.P.	6,432	2,630	6,790
Less: net income (loss) attributable to non-controlling interests - Other	586	393	(496)
Net income (loss) attributable to Tiptree Inc. Class A common stockholders	$25,320	$5,779	$(1,710)

Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.79	$(0.26)	$(0.31)
Basic, discontinued operations, net	—	0.43	0.21
Basic earnings per share	0.79	0.17	(0.10)

Diluted, continuing operations, net	0.78	(0.26)	(0.31)
Diluted, discontinued operations, net	—	0.43	0.21
Diluted earnings per share	$0.78	$0.17	$(0.10)

Weighted average number of Class A common shares:
Basic	31,721,449	33,202,681	16,771,980
Diluted	31,766,674	33,202,681	16,771,980

Tiptree Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA

The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Reconciliation from GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
($ in thousands, unaudited)	Year Ended December 31,
	2016	2015
Net income (loss) available to Class A common stockholders	$25,320	$5,779
Add: net (loss) income attributable to noncontrolling interests	7,018	3,023
Less: net income from discontinued operations	—	22,618
Income (loss) from Continuing Operations of the Company	$32,338	$(13,816)
Consolidated interest expense	29,701	23,491
Consolidated income taxes	10,978	1,377
Consolidated depreciation and amortization expense	28,468	45,124
EBITDA from Continuing Operations	$101,485	$56,176
Consolidated non-corporate and non-acquisition related interest expense(1)	(19,183)	(11,861)
Effects of Purchase Accounting (2)	(5,054)	(24,166)
Non-cash fair value adjustments (3)	2,693	(1,300)
Significant acquisition expenses (4)	711	1,859
Separation expense adjustments (5)	(1,736)	5,209
Adjusted EBITDA from Continuing Operations of the Company	$78,916	$25,917

Income from Discontinued Operations of the Company	$—	$22,618
Consolidated interest expense	—	5,226
Consolidated income taxes	—	3,796
Consolidated depreciation and amortization expense	—	862
Adjusted EBITDA from Discontinued Operations of the Company	$—	$32,502

Adjusted EBITDA of the Company	$78,916	$58,419

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)
For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, Adjusted EBITDA excludes the impact of changes in contingent earn-outs.

(4)	Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2016 and 2015 and the Fortegra acquisition in 2014.
(5)	Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

Segment EBITDA and Adjusted EBITDA from continuing operations

($ in thousands)	Specialty insurance			Asset management			Senior living			Specialty finance			Corporate and other			Total
	2016	2015		2016	2015		2016	2015		2016	2015		2016	2015		2016	2015
Pre-tax income/(loss)	$46,804	$32,012		$25,264	$(6,753)		$(5,824)	$(9,535)		$8,170	$6,265		$(31,098)	$(34,428)		$43,316	$(12,439)
Add back:
Interest expense	9,244	6,968		746	539		8,691	6,796		6,290	3,558		4,730	5,630		29,701	23,491
Depreciation and amortization expenses	13,184	29,673		—	—		14,166	14,546		870	760		248	145		28,468	45,124
Segment EBITDA	$69,232	$68,653	—	$26,010	$(6,214)	—	$17,033	$11,807	—	$15,330	$10,583	—	$(26,120)	$(28,653)	—	$101,485	$56,176

EBITDA adjustments:
Asset-specific debt interest	(3,652)	(1,138)		(746)	(539)		(8,691)	(6,796)		(6,094)	(3,388)		—	—		(19,183)	(11,861)
Effects of purchase accounting	(5,054)	(24,166)		—	—		—	—		—	—		—	—		(5,054)	(24,166)
Non-cash fair value adjustments	—	—		—	—		1,416	—		1,277	(1,300)		—	—		2,693	(1,300)
Significant acquisition expenses	—	—		—	—		711	1,579		—	—		—	280		711	1,859
Separation expenses	—	—		—	—		—	—		—	—		(1,736)	5,209		(1,736)	5,209
Segment Adjusted EBITDA	$60,526	$43,349		$25,264	$(6,753)		$10,469	$6,590		$10,513	$5,895		$(27,856)	$(23,164)		$78,916	$25,917

Non-GAAP Financial Measures - Book value per share, as exchanged

Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares, for the fiscal years ended December 31, 2016 and 2015.

	Year ended December 31,
($ in thousands, unaudited, except per share information)	2016	2015
Total stockholders’ equity	$390,144	$397,694
Less non-controlling interest - other	20,636	15,576
Total stockholders equity, net of non-controlling interests - other	$369,508	$382,118
Total Class A shares outstanding (1)	28,388	34,900
Total Class B shares outstanding	8,049	8,049
Total shares outstanding	36,437	42,949
Book value per share, as exchanged	$10.14	$8.90
(1) As of December 31, 2016, excludes 6,596,000 shares of Class A common stock held by subsidiaries of the Company. See Note 24—Earnings per Share, in the Form 10-K for December 31, 2016, for further discussion of potential dilution from warrants.

Non-GAAP Financial Measures - Specialty Insurance Investment Portfolio

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.
The following table provides a reconciliation between segment total investments and net investments for the fiscal years ended December 31, 2016, and 2015.

($ in thousands)	Year Ended December 31,
	2016	2015
Total Investments	$472,800	$308,965
Investment portfolio debt (1)	(146,544)	(54,011)
Cash and cash equivalents	26,020	13,909
Net investments - Non-GAAP	$352,276	$268,863

Net investment income	12,981	5,455
Realized gains (losses)	4,720	(568)
Unrealized gains (losses)	10,042	1,633
Interest expense	(3,155)	(832)
Net portfolio income - Non-GAAP	$24,588	$5,688
Average Annualized Yield % (2)	8.0%	2.5%
(1) Consists of asset-based financing on certain credit investments and NPLs, net of deferred financing costs, see Note 13 - Debt, net in the Form 10-K for December 31, 2016.
(2) Average Annualized Yield % represents the ratio of net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash.